UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2026

BT BRANDS, INC.
(Exact name of registrant as specified in its charter)

Wyoming	000-56113	90-1495764
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 N Gould St Ste 12358 Sheridan, WY	82801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (307) 223-1663

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BTBD	Nasdaq Capital Market
Warrants	BTBDW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 19, 2026, the Company held the 2026 Annual Meeting of Shareholders. As of May 29, 2026, the record date for the Annual Meeting, 6,184,724 shares of common stock were outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 3,355,159 shares of common stock were present in person or represented by proxy, constituting a quorum. The results of the voting are summarized below.

Proposal 1: Election of Directors

The Company’s shareholders elected each of the four nominees named below to serve as a director of the Company for a term of one year and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal. The voting results were as follows:

	For	Withheld	Broker Non- Vote
Gary Copperud*	2,430,561	46,058	878,540
Allan Anderson [1]	2,409,072	67,547	878,540
Terri Tochihara-Dirks [1,2]	2,425,222	51,397	878,540
Fred Croci [1,2]	2,450,226	26,393	878,540

* Chairperson of the Board of Directors.

(1) Current member of the Audit Committee with Mr. Anderson as Chairperson.

(2) Current member of the Compensation Committee with Ms. Tochihara-Dirks as Chairperson.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BT BRANDS, INC.

Dated: June 24, 2026	By:	/s/ Gary Copperud
Gary Copperud
Chief Executive Officer

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